NEITHER THESE SECURITIES NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                                 HYBRIDON, INC.


                  Class F Warrant for the Purchase of Shares of
                                  Common Stock


No. F-2                                              [2,750,000 in total] Shares


                  FOR VALUE RECEIVED, HYBRIDON, INC., a Delaware corporation (the "Company"), hereby certifies that _______________ or its registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant (the "Warrant"), at any time on or after December 31, 2000 (the "Initial Exercise Date"), and prior to 5:00 P.M., New York City time, on December 31, 2002 (the "Termination Date"), [2,750,000] fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company ("Common Stock"), at an exercise price of $0.60 per share of Common Stock for an aggregate exercise price of [one million six hundred fifty thousand dollars ($1,650,000)] (the aggregate purchase price payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "Aggregate Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time is hereinafter sometimes referred to as the "Warrant Shares." The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Per Share Exercise Price." The Per Share Exercise Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall also be adjusted, by dividing the Aggregate Exercise Price by the Per Share Exercise Price in effect immediately after such adjustment. The Aggregate Exercise Price is not subject to adjustment.

                  1.       Exercise of Warrant.

                  (a) This Warrant may be exercised in whole or in part, at any time by its holder commencing on the Initial Exercise Date and prior to the Termination Date:

                           (i) by  presentation  and  surrender of this Warrant,
                  together with the duly executed subscription form attached at the end hereof, at the address set forth in Subsection 8(a) hereof, together with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part; or

                           (ii) by  presentation  and surrender of this Warrant,
                  together with the duly executed cashless exercise form attached at the end hereof (a "Cashless Exercise") at the address set forth in Subsection 8(a) hereof. The exchange of Common Stock for the Warrant shall take place on the date specified in the Cashless Exercise Form or, if later, the date the Cashless Exercise Form is surrendered to the Company (the "Exchange Date"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, this Warrant shall represent the right to subscribe for and to acquire the number of shares of Common Stock (rounded to the next highest integer) equal to (x) the number of shares of Common Stock specified by the Holder in its Cashless Exercise Form (the "Total Number") (such number not to exceed the maximum number of shares of Common Stock subject to this Warrant, as may be adjusted from time to time) less
                  (y) the number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Per Share Exercise Price by (B) the Current Market Price (as defined in Subsection 3(h)).

                  (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (along with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant; provided that the Company shall pay to the holder of the Warrant cash in lieu of such fractional shares.

                  2. Reservation of Warrant Shares; Fully Paid Shares; Taxes. The Company hereby represents that it has, and until expiration of this Warrant agrees that it shall, reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

                  3.       Protection Against Dilution.

                  (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares (each of (i) through (iii) an "Action"), the Per Share Exercise Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Exercise Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have held (solely as a result of the exercise of this Warrant and the operation of such Action) immediately following such Action if this Warrant had been exercised immediately prior to such Action. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b)  In  the   event   of  any   capital   reorganization   or
reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation
(including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (c) Whenever the Per Share Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 3, the number of shares of Common Stock underlying a Warrant shall simultaneously be adjusted to equal the number obtained by dividing the Aggregate Exercise Price by the adjusted Per Share Exercise Price.

                  (d) No adjustment in the Per Share Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Exercise Price, in addition to those required by this Section 3, as it in its discretion shall deem to be  advisable  in order  that any  stock  dividend,  subdivision  of  shares  or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  (e) Whenever the Per Share Exercise Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Chief Financial Officer, or equivalent officer, of the Company shall promptly prepare a certificate setting forth the Per Share Exercise Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder.

                  (f) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, the Company shall mail notice thereof to the Holder no fewer than 30 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

                  (g) If, as a result of an  adjustment  made  pursuant  to this
Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

                  (h) For the purpose of any computation under Section 3 above, the then Current Market Price per share (the "Current Market Price") shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market value of the Common Stock as determined by the Company's Board of Directors in good faith.

                  4. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

                  5. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  6.       Investment Intent.

                  (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"). In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

                  (b) The Holder, by his acceptance of its Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

                  7. Status of Holder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                  8. Notices. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at 155 Fortune Boulevard, Milford, Massachusetts, 01757 Attention: E. Andrews Grinstead, III, or such other address as the Company has designated in writing to the Holder; or

                  (b) the  Holder  at  [___________________________________]  or
         such other address as the Holder has designated in writing to the Company.

                  9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  10. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts without giving effect to principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, E. Andrews Grinstead, III, acting for and on behalf of the Company, has executed this Warrant and caused the Company's corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary as of December __, 1999.

                                        HYBRIDON, INC.


                                        By:____________________________________
                                           Name:  E. Andrews Grinstead, III
                                           Title: President and Chief Executive
                                                  Officer

ATTEST:


--------------------------------
Secretary or Assistant Secretary

[Corporate Seal]

                                  SUBSCRIPTION

                  The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing _____________________ shares of Common Stock of Hybridon, Inc. thereunder and hereby makes payment of $_______________ by certified or official bank check in payment of the exercise price therefor.

Dated:_______________                       Signature:__________________________


         Address:_______________________________



                                CASHLESS EXERCISE

                  The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange the within Warrant for ______________ shares of Common Stock of Hybridon, Inc. pursuant to the cashless exercise provisions of the Warrant. The undersigned hereby confirms the representations and warranties made by it in the Warrant.

Dated:_______________                       Signature:__________________________


         Address:_______________________________

                                   ASSIGNMENT

                  FOR  VALUE  RECEIVED   _______________________________________
hereby sells,  assigns and transfers unto  _____________________________________
the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Hybridon, Inc.

Dated:_______________                      Signature:___________________________


         Address:______________________________



                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto _________________________ the right to purchase __________
shares of the Common Stock, no par value per share, of Hybridon, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Hybridon, Inc.

Dated:_______________                       Signature:__________________________


         Address:_____________________________